UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 22, 2017
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33492 (Commission File Number)	61-1512186 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CVR Energy, Inc. (“CVR Energy”) previously announced the retirement of John J. Lipinski effective December 31, 2017. Mr. Lipinski serves as a director and the Chief Executive Officer and President of CVR Energy, as a director and Chief Executive Officer and President of the general partner of CVR Refining, LP (“CVR Refining”) and as a director and Executive Chairman of the general partner of CVR Partners, LP (“CVR Partners” and together with CVR Refining and CVR Energy, “CVR”). CVR Energy and CVR Refining also previously announced the retirement of Martin J. Power, their Chief Commercial Officer, effective December 31, 2017.

CVR also previously announced that David L. Lamp will succeed Mr. Lipinski. Effective December 1, 2017, Mr. Lamp assumed the role of co-Chief Executive Officer and President of CVR Energy and CVR Refining, and as co-Executive Chairman of CVR Partners. Effective January 1, 2018, Mr. Lamp will assume these roles outright.

On December 22, 2017, the respective boards of CVR approved certain changes to help realign portions of the senior management team. Effective January 1, 2018, Mark A. Pytosh, age 53, will be appointed as Executive Vice President - Corporate Services for CVR Energy and CVR Refining. Mr. Pytosh currently serves as Senior Vice President - Administration for CVR Energy and CVR Refining, and his new role will expand his responsibilities. Mr. Pytosh also serves as President and Chief Executive Officer of CVR Partners. Janice T. DeVelasco, age 58, will be appointed as Vice President - Environmental, Health, Safety and Security for CVR. Ms. DeVelasco currently serves as Vice President - Environmental, Health and Safety for CVR, but reports up through the refining organization. David L. Landreth, age 61, will be appointed as Executive Vice President and Chief Commercial Officer for CVR Refining. Mr. Landreth currently serves as Senior Vice President - Economics and Planning for CVR Refining, and his new role will expand his responsibilities. Each of Mr. Pytosh, Ms. DeVelasco and Mr. Landreth will report to Mr. Lamp.

Mark A. Pytosh has served as Chief Executive Officer and President of CVR Partners since May 2014, and has served as a director of CVR Partners since June 2011. Mr. Pytosh has also served as Senior Vice President - Administration for CVR Energy and CVR Refining since December 2014. Prior to joining CVR Partners, Mr. Pytosh served as Executive Vice President and Chief Financial Officer for Alberta, Canada-based Tervita Corporation, an environmental and energy services company. From 2006 to 2010, he served as Senior Vice President and Chief Financial Officer for Covanta Energy Corporation, which owns and operates energy-from-waste power facilities, biomass power facilities and independent power plants in the United States, Europe and Asia. Prior to Covanta, Mr. Pytosh served as Executive Vice President from 2004 to 2006, and Chief Financial Officer from 2005 to 2006, for Waste Services, Inc., an integrated solid waste services company that operates in the United States and Canada. Prior to joining the renewable energy and waste industries, Mr. Pytosh spent 18 years in the investment banking industry, working with a broad range of clients in the environmental services, automotive, construction equipment and a variety of other industrial sectors. From 2000 to 2004, he was a Managing Director in investment banking at Lehman Brothers, where he led the firm’s global industrial group. Prior to joining Lehman Brothers, he was a Managing Director at Donaldson, Lufkin & Jenrette, where he led the firm’s environmental services and automotive industry groups. Mr. Pytosh received a Bachelor of Science degree in chemistry from the University of Illinois, Urbana-Champaign. He serves on the boards of directors for The Fertilizer Institute and the University of Illinois Foundation.

Janice T. DeVelasco has served as Vice President - Environmental, Health & Safety for CVR since April 2014.  Ms. DeVelasco has more than 30 years’ experience in environmental, health, safety and risk management.  Before joining CVR, she served in progressive technical, management and consulting positions with CITGO Petroleum Corporation and its predecessor companies from 1981 to 2007 and Sage Environmental Consulting, L.P. from 2007 to 2014. Ms. DeVelasco is a licensed professional engineer and holds a bachelor’s degree in chemical engineering from the University of Oklahoma and a master’s degree in business administration from Texas A&M University.

David L. Landreth has served as Senior Vice President - Economics and Planning for CVR Refining since its inception in September 2012. Mr. Landreth joined the predecessor to the CVR organization in 2005 and has served in an economics and planning role since that time. Mr. Landreth has more than 30 years’ experience in refining and petrochemicals in areas relating to crude, feedstock, product and process optimization, commercial activities, acquisitions and capital utilization. He has served in numerous management positions in the petroleum industry. Most of his career was in various refining and marketing positions with the Coastal Corporation. Following the merger between Coastal and El Paso in 2001, Mr. Landreth assumed the position of Director of Refining Optimization and Commercial Management. Following El Paso, he was the Director of Refining and Marketing Economics and Planning at Holly Corporation in Dallas. Mr. Landreth received a B.S. degree in Chemistry from Northwestern Oklahoma State University.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 22, 2017

CVR Energy, Inc.

By:	/s/ John R. Walter
John R. Walter
Senior Vice President, General Counsel and Secretary